FOR IMMEDIATE RELEASE

September 30, 2005

Contact:  Rosemarie Faccone

     Susan Jordan

     732-577-9997

MONMOUTH REAL ESTATE INVESTMENT CORPORATION ADDED TO STANDARD & POOR’S REIT COMPOSITE INDEX

FREEHOLD, NJ, September 30, 2005…..Monmouth Real Estate Investment Corporation (NASDAQ/NMS: MNRTA) is proud to announce that it has been added to the Standard & Poor’s (S&P) REIT Composite Index, effective after the close of trading on Friday, September 30, 2005.

The S&P REIT Composite Index, established in 1997, examines five main criteria: liquidity, ownership, fundamental analysis, market capitalization, and industry representation.  The S&P Index Committee selects candidates for inclusion in the Index based on meeting these criteria.

Monmouth Real Estate Investment Corporation, which was organized in 1968, is a publicly-owned real estate investment trust specializing in net-leased industrial properties. The Company’s equity portfolio consists of thirty-eight industrial properties and one shopping center located in New Jersey, New York, Connecticut, Maryland, Michigan, Mississippi, Missouri, Massachusetts, Iowa, Illinois, Nebraska, North Carolina, South Carolina, Kansas, Pennsylvania, Florida, Virginia, Ohio, Wisconsin, Arizona, Georgia, Colorado and Alabama.  In addition, the Company owns a portfolio of REIT securities.

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